UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2019

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	PEI	New York Stock Exchange
Preferred Shares	PEIPrB	New York Stock Exchange
Preferred Shares	PEIPrC	New York Stock Exchange
Preferred Shares	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission Of Matters To A Vote Of Security Holders

On May 30, 2019, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders at the Annual Meeting and the voting results were as follows:

1.      The Company’s shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2020 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	Votes For	Withheld	Broker Non-Votes
George J. Alburger, Jr.	41,357,518	1,037,421	22,254,714
Joseph F. Coradino	40,503,494	1,891,445	22,254,714
Michael J. DeMarco	40,409,191	1,985,748	22,254,714
JoAnne A. Epps	41,322,488	1,072,451	22,254,714
Leonard I. Korman	40,869,569	1,525,370	22,254,714
Mark E. Pasquerilla	39,793,737	2,601,202	22,254,714
Charles P. Pizzi	40,636,891	1,758,048	22,254,714
John J. Roberts	40,480,433	1,914,506	22,254,714

2.      The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,900,950	2,863,931	630,058	22,254,714

3.      The Company’s shareholders ratified the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for 2019, as follows:

For	Against	Abstain
62,527,758	1,949,328	172,567

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: June 5, 2019	By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, Secretary and General Counsel